SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2003

BioTransplant Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-28324	04-3119555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Boston Avenue Suite 2800 Medford, MA		02155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 393-8500

N/A
(Former name or former address, if changed since last report)

Item 4.                    Changes in Registrant’s Certifying Accountant.

On June 6, 2003, BioTransplant Incorporated (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors.  The dismissal of Ernst & Young was recommended by the Audit Committee of the Company’s Board of Directors and approved by the Company’s Board of Directors.  From April 30, 2002, the date on which Ernst & Young was initially engaged, through June 6, 2003, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with a report on the Company’s consolidated financial statements for the fiscal year 2002, if one had been issued.

The Company has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements.  A copy of such letter, dated June 13, 2003, is attached as Exhibit 16 to this Current Report on Form 8-K.

On June 6, 2003, the Company engaged Carlin, Charron & Rosen, LLP (“CCR”) as its independent certifying accountants with respect to the audit for the Company's fiscal year ended December 31, 2002.  The appointment of CCR was recommended by the Audit Committee of the Company’s Board of Directors and approved by the Company’s Board of Directors.

During fiscal years 2001 and 2002 and through June 6, 2003, the Company did not consult with CCR regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement with Ernst & Young or reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 13, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2003	BIOTRANSPLANT INCORPORATED

		By:	/s/ Donald B. Hawthorne
Donald B. Hawthorne
President, Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 13, 2003.